Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$138,308,350
Unrealized Gain (Loss) on Market Value of Futures	(114,523,900)
Dividend Income	75,712
Interest Income	3,490
ETF Transaction Fees	19,000
Total Income (Loss)	$23,882,652

Expenses
Investment Advisory Fee	$660,621
Brokerage Commissions	140,020
NYMEX License Fee	35,911
Audit Fees	13,598
Non-interested Directors' Fees and Expenses	10,455
SEC & FINRA Registration Fees	1,860
Legal Fees	435
Total Expenses	$862,900
Net Gain (Loss)	$23,019,752

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/10	$1,862,665,530
Additions (10,100,000 Units)	358,603,176
Withdrawals (16,100,000 Units)	(576,470,097)
Net Gain (Loss)	23,019,752

Net Asset Value End of Period	$1,667,818,361
Net Asset Value Per Unit (47,400,000 Units)	$35.19

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502